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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                                     EXHIBIT 11.1

COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                                                                 QUARTERS                          SIX MONTHS
PERIODS ENDED JUNE 30                                    1997              1996              1997             1996
------------------------------------------------------------------------------------------------------------------

PRIMARY EARNINGS (LOSS)
-----------------------
  PER SHARE:
  ----------

NET INCOME (LOSS)..........................   $       622,000   $      (523,000)  $       924,000  $      (362,000)
                                              ===============   ===============   ===============  ===============

WEIGHTED AVERAGE SHARES:
  Common shares outstanding................        19,673,600        19,746,127        19,669,512       19,744,864
  Common share equivalents.................            12,677           692,904            22,534          699,381
                                              ---------------   ---------------   ---------------  ---------------
  Weighted average number of
    common shares and common
    share equivalents outstanding..........        19,686,277        20,439,031        19,692,046       20,444,245
                                              ===============   ===============   ===============  ===============

PRIMARY EARNINGS (LOSS) PER
  COMMON SHARE.............................            $  .03            $ (.03)           $  .05           $ (.02)
                                                       ======            ======            ======           ======

FULLY DILUTED EARNINGS (LOSS)
-----------------------------
  PER SHARE:
  ----------

NET INCOME (LOSS)..........................   $       622,000   $      (523,000)  $       924,000  $      (362,000)
                                              ===============   ===============   ===============  ===============

WEIGHTED AVERAGE SHARES:
  Weighted average number of
    common shares and common
    share equivalents outstanding..........        19,686,277        20,439,031        19,692,046       20,444,245
  Additional options not included above....                 -                 -                 -                -
                                              ---------------   ---------------   ---------------  ---------------
  Weighted average number of
    common shares outstanding
    as adjusted............................        19,686,277        20,439,031        19,692,046       20,444,245
                                              ===============   ===============   ===============  ===============

FULLY DILUTED EARNINGS (LOSS)
  PER COMMON SHARE.........................            $  .03            $ (.03)           $  .05           $ (.02)
                                                       ======            ======            ======           ======

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